UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2006

VICAL INCORPORATED
(Exact name of registrant as specified in charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California	92121-4340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

          On May 25, 2006, Vical Incorporated entered into a Research and Development Agreement (the “R&D Agreement”) with AnGes MG Inc. for the development of Vical’s Allovectin-7® cancer immunotherapeutic.  Under the R&D Agreement, AnGes will fund a Phase 3 pivotal trial to be conducted by Vical in the United States in accordance with a Special Protocol Assessment, which Vical successfully completed in 2005 with the U.S. Food and Drug Administration (“FDA”).

          The term of the research project is expected to begin on April 1, 2006 and continue until the filing of the first Biologic License Application with the FDA related to an Allovectin-7® product in melanoma.  During the project term, Vical will receive project funding from AnGes in scheduled increments and times and in the form of both research and development payments and equity investments.  The total amount of funding Vical is to receive from AnGes for the project is anticipated to be $22.6 million.  If the project costs exceed that amount, Vical and AnGes have agreed to share the excess costs up to certain limits.

          Under the R&D Agreement, Vical has granted to AnGes exclusive marketing rights for Allovectin-7® in specified countries in Asia and AnGes has agreed to pursue regulatory approvals in those countries, subject to receipt by Vical of regulatory approval in the United States.  Vical has also granted AnGes certain royalty-bearing licenses to its technology and know-how.

          If a product is approved for sale, Vical is eligible to receive royalties and up to $77.5 in total sales milestones based on net sales in the countries in Asia where AnGes has exclusive marketing rights.  Vical, in turn, is obligated to pay to AnGes tiered royalties on sales in the United States, including a minimum royalty, and fixed royalties in all other territories in which Vical sells the product.

          The term of the R&D Agreement will continue until the expiration of Vical’s and AnGes’ obligations to pay royalties, unless the agreement is terminated by Vical or AnGes on an earlier date.  Under the terms of the R&D Agreement, either Vical or AnGes may terminate the agreement if the other party has breached a material provision and not cured the breach after receiving notice, if specified adverse events occur during the project, or if the other party enters bankruptcy.  Also, AnGes may terminate the R&D Agreement if its cash and cash equivalents fall and remain below a specified level.

          In connection with the equity investments contemplated by the R&D Agreement, Vical and AnGes also entered into a Stock Purchase Agreement on May 25, 2006.  Pursuant to the Stock Purchase Agreement, AnGes has agreed to purchase up to an aggregate of $10,850,000 of Vical’s common stock in two closings.  In the first closing, which will occur on or about May 30, 2006, AnGes will purchase $6,900,000 worth of Vical’s common stock at a per share price of $6.50.  At the second closing, subject to certain conditions set forth in the Stock Purchase Agreement, AnGes will purchase an additional $3,950,000 worth of Vical’s common stock at a per share price equal to the volume weighted average price of Vical’s common stock for the 30 trading days ending on the second trading day before the second closing, as reported on the Nasdaq National Market.  However, if the total number of shares of Vical’s common stock issued under the Stock Purchase Agreement would exceed 19.99 percent of Vical’s outstanding common stock as of the date of the second closing, Vical has agreed to seek stockholder approval for the issuance of the full amount of shares contemplated by the Stock Purchase Agreement.  If Vical is unable to obtain such stockholder approval, AnGes will not be obligated to purchase the portion of the shares that would exceed the 19.99 percent limit.

2.

          The shares of Vical’s common stock which may be issued to AnGes under the Stock Purchase Agreement will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as a transaction to an accredited investor not involving a public offering.  AnGes will represent to Vical upon each of the two closings under the Stock Purchase Agreement, that its intention is to acquire the securities for investment only and not with a view to the resale or distribution of the securities.

          Under the Stock Purchase Agreement, Vical has also granted AnGes limited rights to require Vical to register the shares of common stock under the Securities Act.  AnGes has also agreed to certain transfer restrictions with respect to the shares of common stock sold under the Stock Purchase Agreement during the term of the project and has further agreed to certain standstill provisions whereby AnGes will refrain from acquiring or taking certain other actions with respect to Vical’s common stock, subject to certain exceptions.

          Copies of the press releases Vical issued with respect to the execution of the R&D Agreement are furnished with this current report as Exhibits 99.1 and 99.2.

Forward-Looking Statements

          This current report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the purchase of shares of Vical’s common stock, potential milestone and royalty payments under the R&D Agreement and the research and development of Vical’s Allovectin-7® cancer immunotherapeutic under the R&D Agreement, including the planned Phase 3 clinical trial.  Such statements reflect Vical’s current views and assumptions and are subject to risks and uncertainties.  Actual results could differ materially from those projected herein.  Factors that could cause or contribute to such differences include, but are not limited to: whether Vical or others will continue development of Allovectin-7®; whether Vical will be able to recruit patients as planned, if at all; whether the results from the Phase 2 trial are indicative of results in any future testing; whether Vical will receive all of the clinical trial funding from AnGes under the collaborative agreement, which will depend on continued development of Allovectin-7® and certain other conditions; whether Vical will receive any or all of the sales-based milestone payments and royalties for sales in the specified Asian countries, which will depend on the efforts of AnGes in obtaining regulatory approval and commercializing Allovectin-7®; in those countries; whether Vical or others will evaluate potential additional applications of Vical’s technology; whether Allovectin-7® or any other product candidates will be shown to be safe and effective; the timing, nature and cost of clinical trials; whether Vical or its collaborative partners will seek or gain approval to market any product candidates; whether Vical or its collaborative partners will succeed in marketing any product candidates; whether defined sales levels will be achieved in any markets; and those factors and risks discussed in Vical’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and Vical’s other filings with the Securities and Exchange Commission.  As a result, you are cautioned not to rely on these forward-looking statements.  Vical disclaims any duty to update any forward-looking statement to reflect events or circumstances that occur after the date on which such statement is made.

3.

Item 3.02     Unregistered Sale of Equity Securities.

          The information set forth in Item 1.01 of this current report is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press release, dated May 29, 2006, of Vical Incorporated.

	99.2	Press release, dated May 30, 2006, of Vical Incorporated.

4.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: May 30, 2006	By:	/s/ JILL M. CHURCH

Jill M. Church
Vice President, Chief Financial Officer and Secretary

5.

INDEX TO EXHIBITS

99.1     Press release, dated May 29, 2006, of Vical Incorporated.

99.2     Press release, dated May 30, 2006, of Vical Incorporated.

6.